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                                   EXHIBIT 1
                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT
                             ----------------------


   In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $.01 par value (the "Common Stock"), of Washington Construction Group, Inc. (formerly Kasler Holding Company), a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

      The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or
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accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

      IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 24th day of June 1996.


                                 D.W. Holdings, Inc.


                                 By:    /s/  DORN PARKINSON
                                    --------------------------------
                                      Name:  Dorn Parkinson
                                      Title: President



                                        /s/  DENNIS WASHINGTON
                                    --------------------------------
                                    Dennis Washington



                                        /s/  PHYLLIS WASHINGTON
                                    --------------------------------
                                    Phyllis Washington



                                        /s/  LEROY WILKES
                                    --------------------------------
                                    LeRoy Wilkes